UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C.  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

May 17, 2007

Date of Report (Date of earliest event reported)

GB&T Bancshares, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Georgia

(State or Other Jurisdiction of Incorporation)

000-24203	58-2400756
(Commission File Number)	(IRS Employer Identification No.)

500 Jesse Jewell Parkway, S.E., Gainsville Georgia	63105
(Address of Principal Executive Offices)	(Zip Code)

770-532-1212
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On May 17, 2007, the shareholders of GB&T Bancshares, Inc. (the “Company”) approved the Company’s 2007 Omnibus Long-Term Incentive Plan (the “Plan”) at the annual meeting of the shareholders.  The Board of Directors of the Company (the “Board”) had previously adopted the Plan to be effective upon shareholder approval.  The Plan does not replace the GB&T Bancshares, Inc. 1997 Incentive Plan (the “1997 Plan”), and the Company may continue to issue the awards remaining available for issuance under the 1997 Plan.

The Plan provides for awards of incentive stock options, nonstatutory stock options, restricted stock awards, restricted stock units, deferred stock units, stock appreciation rights, performance awards, performance-based cash awards, dividend equivalents, and qualified stock based awards, (collectively, the “Awards”).  Awards may be granted to certain key employees, officers and directors of the Company, as determined by a committee to be established by the Board, or the Board, in its discretion.  The Plan expires on May 17, 2017, unless terminated earlier by the Board.

Currently, the total number of shares issuable under the 1997 Plan is not to exceed 2,000,000 shares of the Company’s common stock.  As of April 18, 2007, 174,218 unused shares of common stock were available under the 1997 Incentive Plan.  The Plan allows the Company to issue an additional 1,000,000 shares.  Consequently, the Company is now able to grant options and other awards amounting to an aggregate of approximately 1,174,218 shares of common stock.

The maximum number of shares that may be awarded to any individual in any 12-month period pursuant to the stock options will be 100,000.  The maximum number of shares that may be awarded to any individual in any 12-month period pursuant to the stock appreciation rights will be 100,000.  The maximum number of shares underlying of awards of restricted stock or restricted stock units under the Plan in any 12-month period to any one participant will be 100,000 shares, and the maximum aggregate payout to any individual in any one year as performance-based cash awards will be limited to $500,000.

For additional information about the Plan, refer to “Proposal Three: Approval of the GB&T Bancshares, Inc. 2007 Omnibus Long-Term Incentive Plan” on pages 11-16 of the Company’s 2007 Proxy Statement, as filed on Schedule 14A with the Securities and Exchange Commission on April 18, 2007. A copy of the Plan is attached hereto as Exhibit 10.1 and is incorporated herein by reference.  The foregoing description of the Plan is qualified in its entirety by reference to the full text of the Plan.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

The following exhibit is furnished herewith:

10.1	GB&T Bancshares, Inc. 2007 Omnibus Long-Term Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf by the undersigned thereunto duly authorized.

GB&T BANCSHARES, INC.

Date: May 23, 2007	By:	/s/ Gregory L. Hamby
Name: Gregory L. Hamby
Title: Executive Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

10.1	GB&T Bancshares, Inc. 2007 Omnibus Long-Term Incentive Plan